BROWN, CUMMINS & BROWN CO., L.P.A.
                        ATTORNEYS AND COUNSELORS AT LAW
                                3500 Carew Tower
J.W. Brown (1911-1995)           441 Vine Street             JoAnn M. Strasser
James R. Cummins             Cincinnati, Ohio 45202          Aaron A. Vanderlaan
Robert S. Brown             Telephone (513) 381-2121
Donald S. Mendelsohn       Telecopier (513) 381-2125             Of Counsel
Lynne Skilken                                                Gilbert Bettman
Amy G. Applegate
Kathryn Knue Przywara
Melanie S. Corwin



                                                     November 15, 1999


Sparrow Funds
225 South Meramec
Suite 732 Tower
St. Louis, Missouri 63105


Re:  Sparrow Funds, File Nos. 333-59877 and 811-8897
     -----------------------------------------------

Ladies and Gentlemen:

         A legal opinion that we prepared was filed with the Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                              Very truly yours,

                                              /s/

                                              Brown, Cummins & Brown Co., L.P.A.